Exhibit 99.1

For Immediate Release
For Further Information Contact:
Roy A. Fletcher, Investor Relations
Crusader Energy Group Inc.
(405) 241-1847

CRUSADER ENERGY FILES FOR CHAPTER 11 BANKRUPTCY REORGANIZATION
OKLAHOMA CITY, OKLAHOMA, March 30, 2009: Crusader Energy Group Inc. (AMEX:KRU) today announced that it and certain of its affiliated entities (the “Company”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. Although the Company is continuing its discussions with various parties regarding strategic alternatives, which may include a potential sale of all or substantially all of its assets, a sale of the Company or reorganizing the Company and its existing capital structure, the Company determined that, based on the Company’s current financial condition, it was in the best interest of the Company and all of its stakeholders for the Company to seek relief under Chapter 11 of the United States Bankruptcy Code.
The Company also filed several first day motions with the Bankruptcy Court that, with court approval, will allow the Company to continue to conduct its business as usual or with minimal interruption. The Company expects that it will continue to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the United States Bankruptcy Code.
David D. Le Norman, Crusader’s CEO and President commented with respect to the Company’s filing, “It’s unfortunate that a series of unrelated events resulted in the Company seeking protection under the United States Bankruptcy Code. The Company will continue to operate and to explore strategic alternatives with the assistance of Jefferies & Company, Inc., its financial advisors. The Company’s management and Board of Directors believe that the Chapter 11 proceedings will allow the Company to conduct a process that will facilitate the Company’s efforts to maximize value for all its stakeholders.”
The Company has retained Vinson & Elkins LLP as lead legal counsel and Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. as special counsel. In addition, the Company’s financial advisors, Jefferies & Company, Inc., will continue to assist the Company in evaluating and assessing various financial and strategic alternatives during the restructure process.
ABOUT CRUSADER ENERGY

Oklahoma City-based Crusader Energy Group Inc. is an oil and gas company with assets focused in various producing domestic basins. The Company has a primary focus on the development of unconventional resource plays which includes the application of horizontal drilling and cutting edge completion technology aimed at developing shale and tight sand reservoirs. The Crusader assets are located in various domestic basins, the majority of which are in the Anadarko Basin and Central Uplift, Ft. Worth Basin Barnett Shale, Delaware Basin, Val Verde Basin, and the Bakken Shale of the Williston Basin.
For other information regarding Crusader, please visit the Company’s Internet Web site at http://www.crusaderenergy.com. In addition to SEC filings and press releases, the Company posts materials of general interest to investors including any current investor meeting information or Crusader conference or analyst presentations.

FORWARD-LOOKING STATEMENT DISCLOSURE

This press release contains “forward-looking statements” within the meaning of the Federal securities laws and regulations. Forward-looking statements are estimates and predictions by management about the future outcome of events and conditions that could affect Crusader’s business, financial condition and results of operations. We use words such as, “will,” “should,” “could,” “plans,” “expects,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “may,” and other words of similar expression to indicate forward-looking statements.

There is no assurance that the estimates and predictions contained in our forward-looking statements will occur or be achieved as predicted. Any number of factors could cause actual results to differ materially from those referred to in a forward-looking statement. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to: (i) the ability of the Company to attract third parties to provide financing to the Company as may be necessary to effect a reorganization and/or to attract third parties with an interest to acquire the Company’s assets or the Company and to reach agreement with such third parties and, to the extent required, the Company’s creditors with respect to any such transaction; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding sought by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 case; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 case on the Company’s liquidity or results of operations; (vii) the ability of the Company to attract, motivate and/or retain key executives and employees; and (viii) the other risk factors discussed in greater detail in the Company’s various filings with the SEC. Furthermore, there can be no assurance the Company will be able to identify or effect, on favorable terms or at all, any financial or strategic alternatives, including as may be required to remedy the Company’s borrowing base deficiency or failure to make the required repayment of the borrowing base deficiency that was due on March 25, 2009, as described in the Company’s press release dated March 26, 2009. Further information on risks and uncertainties affecting our business is described under Risk Factors and are available in our reports filed with the SEC which are incorporated by this reference as though fully set forth herein. We undertake no obligation to publicly update or revise any forward-looking statement.